Exhibit 10.1
Executed Version

ELEVENTH AMENDMENT TO CREDIT AGREEMENT
This Eleventh Amendment to Credit Agreement (this “Amendment”) is entered into as of June 8, 2018, by and among K2M HOLDINGS, INC., a Delaware corporation (“Holdings”), K2M, INC., a Delaware corporation (the “US Borrower”) and K2M UK LIMITED, a company incorporated in England and Wales with company registration number 06950302 and with its registered office at Abbey House, Wellington Way, Broakland Business Park, Weybridge, Surrey KT13 0TT (the “UK Borrower”, and collectively, jointly and severally with the US Borrower, the “Borrower”), the several banks and other financial institutions or entities party hereto, SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and Silicon Valley Bank, as administrative agent and collateral agent for the lenders (in such capacity, the “Administrative Agent”).
WHEREAS, reference is hereby made to that certain Credit Agreement dated as of October 29, 2012 by and among Holdings, Borrower, the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not otherwise defined herein shall have the same meaning as in the Credit Agreement as modified by this Amendment);
WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement. On the Eleventh Amendment Effective Date, the Credit Agreement is hereby amended as follows:

a.	Section 1.1 of the Credit Agreement is hereby amended as follows:

i.	By amending and restating the definition of “Group Holdings Notes” in its entirety as follows:
“Group Holdings Notes”: collectively (i) the 2016 Group Holdings Notes and (ii) the 2018 Group Holdings Notes.

ii.	By deleting the definition of “Group Holdings Indenture” in its entirety.

iii. By adding the following new definitions thereto in appropriate alphabetical order:
“2016 Group Holdings Indenture”: The Indenture, dated August 11, 2016, between Group Holdings, as issuer, and The Bank of New York Mellon, as trustee.
“2016 Group Holdings Notes”: the 4.125% Convertible Senior Notes due 2036, issued by Group Holdings on August 11, 2016 pursuant to the 2016 Group Holdings Indenture.
“2018 Group Holdings Indenture”: The Indenture, to be dated on or about June 2018, between Group Holdings, as issuer, and The Bank of New York Mellon, as trustee.
“2018 Group Holdings Notes”: the convertible senior unsecured notes due in 2025 to be issued by Group Holdings on or about June 2018 pursuant to the 2018 Group Holdings Indenture, which notes shall not be materially less favorable to Group Holdings, the Group Members or the Secured Parties as terms set forth in the Description of Notes delivered to the Administrative Agent prior to the Eleventh Amendment Effective Date, and which notes shall (i) be unsecured, (ii) not include any Loan Party as an obligor thereon, and (iii) not mature earlier than the date that is ninety-one (91) days after the Revolving Termination Date.

Exhibit 10.1
Executed Version

“Eleventh Amendment”: the Eleventh Amendment, dated as of June 8, 2018, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.
“Eleventh Amendment Effective Date”: the meaning assigned to such term in the Eleventh Amendment.
“Group Holdings Indentures”: collectively (i) the 2016 Group Holdings Indenture and (ii) the 2018 Group Holdings Indenture.

b.	Section 7.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d)    any Group Member may make any payment to Group Holdings (or may make any payment directly to any applicable trustee, agent or other applicable payee in respect thereof in lieu of any payment by Group Holdings) to pay (i) to the extent not in excess of $12,000,000 in the aggregate as to all such payments after the Eleventh Amendment Effective Date but before the Revolving Termination Date, interest payments with respect to the Group Holdings Notes (including, for the avoidance of doubt, any additional interest, special interest or any other interest) or (ii) to the extent not in excess of $5,000,000 in the aggregate as to all such payments after the Eleventh Amendment Effective Date but before the Revolving Termination Date, any consideration payable with respect to any conversion of the Group Holdings Notes; provided that the aggregate amount of each Restricted Payment described in clauses (i) and (ii) to or on behalf of Group Holdings by the Group Members shall not exceed the amounts payable by Group Holdings pursuant to the Group Holdings Indentures and the Group Holdings Notes; and

2.
Conditions Precedent to Initial Effective Date. This Amendment shall not be effective until the date on which each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent (the “Initial Effective Date”):

a.	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.
The Agent shall have received evidence acceptable to it that all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

c.	All necessary consents and approvals to this Amendment shall have been obtained.

d.	Prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

e.
Prior to and immediately after giving effect to this Amendment, each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Amendment, are true and correct on and as of the Initial Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date).

f.	The Administrative Agent shall have received the amendment fee described in Section 5 below.

g.	The Lenders and the Administrative Agent shall have received payment from the Borrower of all costs and expenses required to be paid pursuant to Section 6 of this Amendment.

h.
The Administrative Agent shall have received such other documents, instruments and agreements as it may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent.

3.
Conditions Precedent to Eleventh Amendment Effective Date. The amendments of Section 1 and the requirements of Section 4 of this Amendment shall not be effective until the date on which each of the following conditions

Exhibit 10.1
Executed Version

precedent has been fulfilled to the satisfaction of the Administrative Agent (the “Eleventh Amendment Effective Date”):

a.	The Initial Effective Date shall have occurred.

b.
Prior to and immediately after the Eleventh Amendment Effective Date, (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Amendment, are true and correct on and as of the Eleventh Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

c.	Group Holdings shall have priced the 2018 Group Holdings Notes on terms satisfactory to Group Holdings and publicly announced the pricing terms of the 2018 Group Holdings Notes.

4.
Post-Eleventh Amendment Effective Date Covenant. Subject to the occurrence of the Eleventh Amendment Effective Date, the Loan Parties hereby covenant and agree, promptly following execution thereof, to deliver to the Administrative Agent true and complete copies of (i) the Group Holdings Indentures, the Group Holdings Notes and any other material agreements executed in connection therewith, and (ii) all subsequent amendments or other material modifications of any of the foregoing; provided that Group Holdings’ having filed with the SEC a report on Form 8-K with respect to any such documents will satisfy the Loan Parties’ obligation under this Section 4 with respect to such documents; provided further that the Borrower shall have notified in writing (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provided to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Subject to the occurrence of the Eleventh Amendment Effective Date, the Loan Parties acknowledge and agree that the failure to comply with any of the foregoing covenants shall constitute an immediate Event of Default pursuant to Section 8.1(c) of the Credit Agreement, without any grace period therefor.

5.
Amendment Fee. Borrower hereby agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an amendment fee in an amount equal to Twenty-five Thousand Dollars ($25,000). Such fee shall be fully earned and due and payable in full upon the Initial Effective Date and Borrower agrees that, once paid, such fee will not be refundable (in whole or in part) under any circumstances. Nothing herein shall derogate from any of Borrower’s obligations to pay any other fees as and when due under the Credit Agreement, the Fee Letter or any other Loan Document.

6.
Costs and Expenses. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

7.	Ratification of Loan Documents; Further Assurances.

a.
The Loan Parties hereby ratify, confirm and reaffirm each of the terms and conditions of the Loan Documents to which each is a party. The Loan Parties further acknowledge and agree that (i) except as specifically modified in this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect, and (ii) this Amendment constitutes a Loan Document.

b.
The Loan Parties hereby ratify, confirm and reaffirm that all security interests and liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations pursuant to the Loan Documents, whether now existing or hereafter arising.

c.	The Loan Parties shall cooperate with the Administrative Agent and shall execute and deliver to the Administrative Agent such further instruments and documents as the Administrative Agent shall

Exhibit 10.1
Executed Version

reasonably request to carry out to its satisfaction the transactions contemplated by this Amendment and the other Loan Documents.

8.	Representations and Warranties. The Loan Parties hereby represent, warrant, and covenant to the Administrative Agent and the Lenders as follows:

a.
The Loan Parties hereby represent and warrant as of the date hereof that (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Amendment, are true and correct on and as of the Initial Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default exists on the date hereof.

b.
This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

c.
The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, and under the other Loan Documents (i) have been duly authorized by all necessary corporate action on the part of such Loan Party, (ii) will not violate any provisions of the certificate of incorporation or bylaws of such Loan Party and (iii) will not constitute a violation by such Loan Party of any applicable material Requirement of Law.

d.
Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and has conducted in a commercially reasonable manner its relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

9.
No Defenses. The Loan Parties hereby acknowledge and agree that the Loan Parties have no offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, with respect to the Obligations, or otherwise, and that if any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and each Loan Party hereby RELEASES the Administrative Agent and the Lenders from any liability thereunder.

10.
Continuing Validity. The Loan Parties understand and agree that in modifying the existing Obligations, the Administrative Agent and the Lenders are relying upon the Loan Parties representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. The Administrative Agent’s and the Lenders’ agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate the Administrative Agent or the Lenders to make any future modifications to the Obligations. It is the intention of the Administrative Agent, the Lenders, the Borrower and Holdings to retain all makers of the Loan Documents as liable parties, unless the party is expressly released by the Administrative Agent in writing. No maker will be released by virtue of this Amendment.

11.
Governing Law/Submission To Jurisdiction; Waivers. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference in their entirety and shall apply to the terms of this Amendment.

12.
Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic mail

Exhibit 10.1
Executed Version

transmission shall be effective as delivery of a manually executed counterpart hereof (save in the case of UK Borrower where delivery of an executed copy of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed version of this Amendment). A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, permitted successors and assigns.

14.
Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Exhibit 10.1
Executed Version

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HOLDINGS:

K2M HOLDINGS, INC.
By: _/s/  Gregory S. Cole
Name:   Gregory S. Cole
Title: Treasurer and Chief Financial Officer

US BORROWER:

K2M, INC.

By: _/s/ Gregory Cole
Name:  Gregory Cole
Title:  Treasurer and Chief Financial Officer

UK BORROWER:

K2M UK LIMITED

By: _/s/ Gregory Cole
Name:   Gregory Cole
Title: Director

[Signature Page to Eleventh Amendment]

Exhibit 10.1
Executed Version

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as the Administrative Agent

By: /s/ Jennie T. Bartlett
Name:   Jennie T. Bartlett
Title: Director

[Signature Page to Eleventh Amendment]

Exhibit 10.1
Executed Version

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender, and as a Lender
By:  /s/  Jennie T. Bartlett
Name:     Jennie T. Bartlett_
Title:       Director

[Signature Page to Eleventh Amendment]

Exhibit 10.1
Executed Version

COMERICA BANK, as a Lender

    By: /s/ Walter Weston
Name: Walter Weston
Title: VP

[Signature Page to Eleventh Amendment]